Exhibit 99.1

For Immediate Release

     For more information, contact:

Jon Lintvet, Chief Marketing Officer
Phone: (757) 233-8357
Email: lintvet@arinet.com

Investor Contact:

Joe Dorame, Robert Blum, Joe Diaz
Lytham Partners, LLC
Phone: (602) 889-9700

Email: aris@lythampartners.com

ARI Names Robert Y. Newell to Board of Directors

Brings deep accounting and financing experience to the Board

Milwaukee, Wis., November 8, 2012 – ARI Network Services, Inc. (OTCBB:ARIS), a leading provider of technology-enabled SaaS and DaaSbusiness solutions that help dealers, distributors and manufacturers increase revenue and reduce costs, announced today that Robert Y. Newell, of Portola Valley, Calif, has been appointed to its Board of Directors.  Mr. Newell will serve until the company’s Annual Meeting in January 2014, at which time he will be subject to election by the shareholders.  Newell will join the Audit Committee, with other committee memberships pending.

Currently, Newell is the CFO and Vice President of Finance of Cardica, Inc. (Nasdaq:CRDC), a leading provider of advanced laparoscopic stapling devices for general surgery and automated anastomosis systems used by cardiac surgeons. Prior to joining Cardica in 2003, he was Vice President Finance and Chief Financial Officer for Omnicell, Inc., a hospital supply medication management company. He was a partner in the Beta Group, a business development firm from 1998-1999 and held financial management positions with medical and technology companies in Silicon Valley for over 30 years. Mr. Newell holds a B.A. degree In Mathematics from the College of William & Mary and an M.B.A. degree from the Harvard Business School.

“The addition of Bob to our Board of Directors expands the Board’s expertise in accounting and financing,” said Brian E. Dearing, ARI’s Chairman of the Board. “Bob’s more than 30 years of executive management experience, including working with start-up companies in the medical and technology arenas and successfully completing four public offerings, strengthens our Board. We are delighted to welcome Bob as our newest independent member of the Board of Directors.”

“ARI made material infrastructure and operational investments over the last two years to scale the business and support sustainable and profitable double-digit top line growth,” said Roy W. Olivier, CEO and President of ARI. “Bob’s experience as a CFO and successful fund raising track record will prove invaluable as we identify and pursue new growth opportunities. I look forward to working him and am confident that his contributions will help us grow our business, both organically and through strategic acquisitions.”

                “I’m excited to be a part of ARI’s Board of Directors, particularly at this time of significant opportunity for growth and value creation,” said Newell. “I’m impressed with what Roy and his team have already accomplished and am enthusiastic about their plans for the future. I’m confident that ARI’s true value will be recognized as the company continues to achieve future milestones.”

About ARI

ARI Network Services, Inc. (“ARI” or the “Company”) is a leader in creating, marketing, and supporting software, software as a service (“SaaS”) and data as a service (“DaaS”) solutions that enhance revenue and reduce costs for our customers. Our innovative, technology-enabled solutions connect the community of consumers, dealers, distributors, and manufacturers to help our customers efficiently service and sell more whole goods, parts, garments, and accessories (“PG&A”) worldwide in selected vertical markets that include power sports, outdoor power equipment, marine, and white goods. We estimate that approximately 19,000 equipment dealers, 140 manufacturers, and 195 distributors worldwide leverage our technology to drive revenue, gain efficiencies and increase customer satisfaction.

For more information on ARI, please visit www.arinet.com

Forward Looking Statements

Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s annual report on Form 10‐K for fiscal year ended July 31, 2012, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.